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                                 EXHIBIT (9)(d)

AMENDMENT TO THE TRANSFER AGENCY AND SERVICE AGREEMENT DATED AS OF FEBRUARY 6,
   1992 BETWEEN THE REGISTRANT AND STATE STREET BANK AND TRUST COMPANY.
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                        AMENDMENT TO THE TRANSFER AGENCY
                              AND SERVICE AGREEMENT


THIS AMENDMENT, made as of February 6, 1992 between The Helmsman Fund (the "Fund") and State Street Bank and Trust Company, (the "Bank") to the Transfer Agency and Service Agreement between the Fund and the Bank dated July 29, 1988 (the "Agreement").

                                 WITNESSETH THAT

         WHEREAS, the Fund and the Bank desire that the Bank be authorized to subcontract for the performance of its duties and obligations under the
Agreement:

         NOW THEREFORE, the Fund and the Bank agree as follows:

Article 9.01 shall be hereby amended to read as follows:

         9.01 Except as provided in Section 8.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

Article 9.03 shall hereby be inserted and shall read as follows:

         9.03 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17(c)(1) of the Securities and Exchange Act of 1934, as amended ("Section 17(c)(1)"); provided however that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names And on their behalf by and through there duly authorized officers, as of the above reference day and year.



ATTEST:                                     STATE STREET BANK AND TRUST COMPANY

/s/                                         By: /s/ W. J. HAYES
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Assistant Secretary                                     Vice President

ATTEST:                                              THE HELMSMAN FUND

 /s/                                        BY: /s/
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